Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
CYIOS Corporation

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 10, 2006 that appears in the Registrants form 10-KSB for the year ended December 31, 2005.

/s/ Traci J. Anderson, CPA

April 21, 2006